Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Immunomedics, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-90338) on Form S-3 and (Nos. 333-114810, 333-53224, 33-56844, 33-43595 and
33-16260) on Form S-8 of Immunomedics, Inc. of our report dated August 9, 2002, with respect to the consolidated statements of operations and comprehensive income (loss), changes in stockholders' equity, and cash flows for the year ended June 30, 2002, and the related consolidated financial statement schedule, which report appears in the June 30, 2004 annual report on Form 10-K of Immunomedics, Inc.


                                  /s/ KPMG LLP

Princeton, New Jersey
September 9, 2004